Exhibit 23.2(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated September 21, 2006, relating to the financial statements of Victoria Bay Asset Management, LLC and subsidiary as of December 31, 2005 and for the period from inception (June 30, 2005) through December 31, 2005, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
January 19, 2007